As filed with the Securities and Exchange Commission on October 4, 2006 Reg. No. 333-62188

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
Post-Effective Amendment No. 1
Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_________________
RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	88-0168936 (I.R.S. Employer Identification No.)

7620 Miramar Road
San Diego, CA 92126
(818) 549-6340
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

_______________________________
2000 STOCK OPTION PLAN
(Full title of the plans)

─────────────────────────

Howard Hill, Chief Executive Officer
RF INDUSTRIES, LTD.
7620 Miramar Road
San Diego, CA 92126
(858) 549-6340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Istvan Benko, Esq.
Troy & Gould Professional Corporation
1801 Century Park East, Suite 1600
Los Angeles, California 90067
(310) 553-4441
FAX: (310) 201-4746

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock $0.01 par value per share	89,168	$4.94	$440,490	$47.13
Common Stock $0.01 par value per share	160,832	$7.06	$1,135,474	$121.50
TOTAL	250,000		$1,575,964	$168.63

(1)
In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the 2000 Stock Option Plan.

(2)
With respect to 89,168 shares to be offered under the 2000 Stock Option Plan, for which the offering price is known, the registration fee was determined in accordance with Rule 457(h) under the Securities Act of 1933. With respect to the remaining 160,832 shares of common stock that are issuable under this plan for which the offering price is not known, the proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(h) of the Securities Act on the basis of the high and low trading prices of the registrant’s common stock as reported on the Nasdaq Capital Market on October 3, 2006.

(3)
320,000 of the shares authorized under the 2000 Stock Option Plan were registered on June 4, 2001 pursuant to the original Registration Statement No. 333-62188. A fee of $349.50 was paid in connection with the original Registration Statement. The $170.98 fee set forth above represents the fee paid in connection with the additional 250,000 shares registered pursuant to this Post Effective Amendment No. 1 to the original Registration Statement No. 333-62188.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

A registration statement on Form S-8, filed on June 4, 2001, registered 420,000 shares of common stock of RF Industries, Ltd. (the “Registrant”), of which 320,000 registered shares that were issuable under the 2000 Stock Option Plan. A registration fee of $349.50 was paid in connection with the foregoing Form S-8 filing. Subsequently, the Registrant approved an amendment to increase in the number of shares issuable upon the exercise of options granted under 2000 Stock Option Plan by 250,000 shares. By application of Rule 416 under the Securities Act of 1933, this registration statement is now deemed to extend to such additional shares, such that the number of shares registered hereunder amounts to 570,000.

The contents of the Registration Statement of RF Industries, Ltd., File No. 333-62188, filed on June 4, 2001, are incorporated into this Registration Statement by this reference, pursuant to General Instruction E to Form S-8.

EXHIBITS

The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:

4.1	2000 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the registrant’s
10-QSB, File No. 000-13301, filed with the SEC on March 3, 2001.)

5.1	Opinion of Counsel as to the legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on this 27th day of September, 2006.

RF INDUSTRIES LTD.

By:	/s/ Howard F. Hill
Howard F. Hill
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard F. Hill	Chief Executive Officer and Director	September 27, 2006
Howard F. Hill

/s/ Victor Powers	Chief Financial Officer and Principal Accounting Officer	September _27, 2006
Victor Powers

	Director	September ___, 2006
William L. Reynolds

* JOHN EHRET	Director	September 27, 2006
John Ehret

* ROBERT JACOBS	Director	September 27, 2006
Robert Jacobs

	Director	September ___, 2006
Linde Kester

/S/ MARV FINK	Director	September 27, 2006
Marvin Fink

* By: /s/ Howard F. Hill
Howard F. Hill
Attorney-in-fact